UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 9, 2016

Dimension Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37601	46-3942159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

840 Memorial Drive, 4th Floor Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 401-0011

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 9, 2016, Dimension Therapeutics, Inc. (the “Company”) entered into a Second Amendment to Loan and Security Agreement (the “Second Amendment”) with Silicon Valley Bank, which amends the Loan and Security Agreement dated as of August 21, 2014 and the Consent and First Amendment to Loan and Security Agreement dated as of December 23, 2015 (the “Loan Agreement”).

Under the Second Amendment, the Company may borrow an aggregate principal amount of up to seven million dollars ($7,000,000.00) for certain equipment purchases (each advance, a “2016 Equipment Advance”). Each 2016 Equipment Advance will mature on the date which is thirty-five (35) months after the applicable 2016 Amortization Date (as defined in the Second Amendment) for such 2016 Equipment Advance.

Except as specifically amended by the Second Amendment, the Loan Agreement remains in full force and effect.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Loan and Security Agreement by and between the Company and Silicon Valley Bank, dated February 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2016	DIMENSION THERAPEUTICS, INC.

	By:	/s/ Jean Franchi
Jean Franchi
Chief Financial Officer